EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.

Commission File No.: 033-18888

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made this 28th day of April, 2006, between ORRSTOWN FINANCIAL SERVICES, INC., a Pennsylvania corporation (“Orrstown”), THE FIRST INTERIM NATIONAL BANK OF NEWPORT, a national banking association (the “Bank”) and PETER C. ZIMMERMAN, an adult individual (the “Executive”).

WHEREAS, Bank is a wholly-owned bank subsidiary of Orrstown.

WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of November 21, 2005, between Orrstown and The First National Bank of Newport (“FNB”), FNB will merge with and into Bank, with Bank surviving the merger under the name “The First National Bank of Newport” (the “Merger”); and

WHEREAS, Executive is currently President and Chief Executive Officer of FNB; and

WHEREAS, upon the effective date of the merger, the Bank desires to employ the Executive as President and Chief Executive Officer of the Bank under the terms and conditions set forth herein; and

WHEREAS, the Executive desires to serve the Bank in such capacity under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. EMPLOYMENT AND EMPLOYMENT TERM. The Bank hereby employs the Executive and the Executive hereby accepts employment with the Bank for a term of one (1) year beginning May 1, 2006 and ending April 30, 2007, unless sooner terminated as hereinafter provided (the “Term”).

2. POSITION AND DUTIES. During the Term, the Executive shall serve as President and Chief Executive Officer of the Bank and shall perform such duties as are assigned to him by the Bank’s board of directors and shall assist in the orderly consolidation of FNB’s business with Orrstown by performing such other duties and accepting such other responsibilities as Orrstown shall reasonably request, and have such powers and duties as are generally consistent with such position.

3. EXTENT OF SERVICE. During the Term, Executive agrees to use his best efforts to carry out his duties and responsibilities under Section 2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all his business time, attention and energy thereto. Under no circumstance, during the Term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits directly or indirectly, as principal, agent, employee, proprietor, stockholder, or in any other capacity, or participate in the ownership, management, operation or control, or have any interest of any nature whatsoever in, any bank, thrift institution, or other depository institution or financial services business, or any organization, corporation, firm or business affiliated therewith, that is engaged in any business of the nature now or hereafter conducted by the Bank, its divisions, subsidiaries or affiliates, except that the foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than three (3%) percent of (i) any class of securities registered under the Securities Exchange Act of 1934, as amended, or (ii) any other security approved in writing by Orrstown with specific reference to this paragraph of this Agreement; provided that in each of cases (i) and (ii), such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly manages or exercises control of the issuer of any such securities, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising her rights as a shareholder, or seek to do any of the foregoing. Executive shall not be precluded, however, upon written notification to Orrstown, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in Orrstown’s reasonable opinion, not in conflict with or detrimental to the Executive’s rendition of services on behalf of the Bank.

4. COMPENSATION.

(a) Base Salary. During the Term, the Bank shall pay to Executive a base salary (the “Base Salary”) at the annual rate of $115,000.00. The Base Salary shall be payable by the Bank to the Executive, less applicable deductions and withholdings, in accordance with the Bank’s payroll policies and practices as in effect from time to time during the term of this Agreement.

(b) Stay Bonus. If Executive continues to be employed by the Bank on April 30, 2007, the Bank shall pay Executive a bonus of $10,000 (the “Stay Bonus”). The Stay Bonus shall be paid to Executive by check, net of all applicable withholding taxes.

5. EMPLOYEE BENEFITS.

(a) Employee Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all employee benefit plans of the Bank as presently in effect or modified from time to time, under such terms as may be applicable to officers of Executive’s rank employed by the Bank including, but not limited to, any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance plan or disability insurance plan, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation. Executive acknowledges and agrees that the Bank may at its discretion, add to, eliminate or change its plans and arrangements at any time and from time to time and that such changes shall not limit or affect the enforceability of any of the covenants, terms or condition of this Agreement. Executive further acknowledges and agrees that Orrstown and/or its affiliates may have employee benefit plans that are separate from and may provide different and/or greater benefits than the employee benefit plans of the Bank and that Executive is not, by virtue of this Agreement and/or his employment with the Bank, entitled to participate in any such plans.

(b) Paid Time Off. During the Term, Executive shall be entitled to paid time off in accordance with the policies of the Bank as may be applicable to officers of Executive’s rank employed by the Bank.

(c) Business Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (as determined in accordance with the policies and procedures established by the board of directors of the Bank) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Bank policy.

6. CONFIDENTIALITY. During the Term and at all times thereafter, the Executive agrees to keep secret and treat confidentially, and not to disclose to third parties or use in a manner contrary to the interests of the Bank and/or Orrstown, all confidential information and trade secrets of the Bank, Orrstown, and/or any affiliates of Orrstown, (the “Confidential Information”) including, without limitation, information pertaining to services, products, improvements, processes, methods of doing business, business practices, customer lists, prospective customers and customer account information; and operations, sales, and sales and marketing strategies that are proprietary to the Bank, Orrstown, and/or an affiliates of Orrstown; designs or styles; sources of supply, costs, expenses, overhead, profit and loss information, research and development information, intellectual property and prototypes, salary information, personnel information, and all other confidential information compiled or maintained internally by the Bank and/or Orrstown concerning its business operations and activities. After Executive’s employment with the Bank terminates, Executive agrees to immediately return to the Bank, without making any copies, all documents, records, notes, memoranda, journals, photocopies, computer files, e-mails, computer reports, and intellectual property, made or obtained by the Executive in the course of his employment with the Bank pertaining to or containing any of the Confidential Information, as well as any other property of the Bank within Executive’s possession including, but not limited to, keys, keycards, credit cards, computers, files, etc. Executive acknowledges that each of the Bank and Orrstown regards it to be vital to its interests that its Confidential Information be safeguarded by its employees. Executive understands that this Agreement confirms that a confidential relationship between Executive and each of the Bank and Orrstown exists, and that Executive has a duty under the law not to breach this confidential relationship by disclosing or using the Confidential Information in a manner that is adverse to the interests of the Bank or Orrstown. Executive further understands that the Bank relies upon Executive honoring such duty of confidence when the Bank entrusts Executive with access to the Confidential Information.

7. NON-SOLICITATION. Executive hereby acknowledges and recognizes the highly competitive nature of the business of Orrstown and the Bank and accordingly agrees that during the Term and for a period of one (1) year thereafter, he shall not:

(i) Other than on behalf of the Bank, Orrstown, or their respective affiliates, solicit, directly or indirectly, the business of current or former customers of the Bank or of FNB; or

(ii) Other than on behalf of the Bank, Orrstown, or their respective affiliates, solicit or induce, directly or indirectly, current or former employees of the Bank, Orrstown, or their respective affiliates, to leave such employment.

8. REMEDIES FOR BREACH OF CONFIDENTIALITY AND NON-SOLICITATION COVENANTS. Executive acknowledges that the unauthorized disclosure or use of any of the Confidential Information, or the breach of the non-solicitation provisions of this Agreement, shall give rise to irreparable harm to the Bank and Orrstown, inadequately compensable in monetary damages. Accordingly, Executive agrees that the Bank and/or Orrstown may seek and obtain injunctive relief against the breach or threatened breach of this Agreement, in addition to any other legal remedies which may be available.

9. NOTIFICATION OF CONFIDENTIALITY AND NON-SOLICITATION PROVISIONS. During the Term and for the period during which such restrictions remain effective upon him, Executive agrees to inform any prospective employer of the existence of the Confidentiality and Non-Solicitation provisions of this Agreement.

10. TERMINATION AND PAYMENTS UPON TERMINATION.

(a) The Executive and the Bank hereby agree that this Agreement and the employment relationship shall immediately terminate upon:

(i) Executive’s death; or

(ii) Written notice of termination for “Cause” given by the Bank to Executive. “Cause” shall mean: (1) the engaging by the Executive in serious misconduct injurious to the Bank, or (2) the violation by the Executive of the provisions of Sections 3, 6, or 7 of this Agreement, or (3) the dishonesty or gross negligence of the Executive in the performance of his duties under this Agreement, or (4) the Executive’s breach of a fiduciary duty to the Bank involving personal profit, or (5) the violation by Executive of any law, rule or regulation governing banks or bank officers, or any final and unappealable cease and desist order issued by any regulatory authority, court or other body having jurisdiction over the Bank or Orrstown, any of which, directly and materially harms the business of the Bank, or (6) moral turpitude or other serious misconduct on the part of Executive which brings material public discredit to the Bank.

(b) Upon termination of this Agreement pursuant to Section 10(a), or by Executive in the absence of a breach of this Agreement by Bank, the Bank shall pay the Executive his Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Bank shall have no further obligation to the Executive under this Agreement.

(c) Upon termination of this Agreement by Bank without Cause, the Bank shall pay to Executive as liquated damages, the Stay Bonus and the balance of the Base Salary (minus applicable taxes and withholdings) and benefits he would have received under this Agreement had his employment not been terminated by the Bank; provided that if the Bank is not able to continue Executive on its health plan on the basis it was doing prior to Executive’s termination, the Bank shall pay Executive’s health insurance continuation premium (“COBRA”) for the duration of Executive’s COBRA coverage period or April 30, 2007, whichever is earlier.

11. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either Bank or the Executive resulting in damages to the other party to this Agreement, the injured party may recover from the party breaching the Agreement only those damages as are set forth herein. In no event shall any party be entitled to the recovery of attorney’s fees or costs.

12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to leave been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Peter C. Zimmerman
3256 Muirfield Drive
Chambersburg, PA 17201

If to the Bank:	Orrstown Financial Services, Inc.
77 E. King Street
Shippensburg, PA 17527
Attn: Kenneth R. Shoemaker, President and
Chief Executive Officer

With a required copy to:	Dean H. Dusinberre, Esquire
Rhoads & Sinon LLP
One South Market Square
Harrisburg, PA 17101

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Bank, Orrstown, and any of their respective successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment.

14. FAIRNESS AND SEVERABILITY. Executive acknowledges that the provisions contained in this Agreement are fair and reasonable in light of all of the facts and circumstances of the employment relationship between the Executive and the Bank. Executive agrees, however, that in the event a court of competent jurisdiction should decline to enforce a provision of this Agreement in accordance with its express terms, the provision shall be deemed modified to that which the court shall find enforceable. In addition, all of the provisions contained in this Agreement are severable. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

15. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

16. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive’s death, any moneys that may be due him from the Bank under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to: (i) his spouse if he survives her, or (ii) his estate if his spouse does not survive him.

17. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

18. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and in the case of the Bank and Orrstown, by its authorized representative, the day and year above mentioned.

/s/ Peter C. Zimmerman
Peter C. Zimmerman

THE FIRST INTERIM NATIONAL BANK OF NEWPORT

By:	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President

ORRSTOWN FINANCIAL SERVICES, INC.

By:	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President